UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the

                         Securities Exchange Act of 1934

                 Date of Event Requiring Report: August 6, 2002
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                            ZENEX INTERNATIONAL, INC.
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             (Exact name of Registrant as Specified in Its Charter)


           Colorado                       000-24684               73-1587867
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(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                         Identification No.)


                     201 S. Robert S. Kerr Avenue, Suite 500
                          Oklahoma City, Oklahoma 73102

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                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (405) 749-9999
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                               ZENEX TELECOM, INC.
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          (Former name or former address, if changes since last report)


ITEM  1.  CHANGES IN CONTROL OF REGISTRANT.

          Not applicable.

ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.

          Not applicable.

ITEM  3.  BANKRUPTCY OR RECEIVERSHIP.

          Not applicable.

ITEM  4.  CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTANTS.

          Not applicable.

ITEM  5.  OTHER EVENTS.

     On August 6, 2002, the Registrant changed its name from Zenex Telecom, Inc. to Zenex International, Inc. to reflect the Registrant's growth strategy beyond facility based wholesale telephone services to public network carriers, calling card distributors and switchless resellers. On August 7, 2002, the Registrant entered into a Letter Agreement to acquire Aduddell Roofing and Sheet Metal, Inc. an Oklahoma corporation with its corporate headquarters located in Oklahoma City, Oklahoma (hereinafter "Aduddell"). The acquisition is structured as a reverse triangular merger, in which Aduddell will be the surviving corporation in a merger with a wholly owned subsidiary of the Registrant. Immediately before the merger, Aduddell will effect a split-off of its non-operating assets and liabilities into a new corporation. The Registrant will not acquire the non-operating assets and liabilities of Aduddell.

     As  consideration  for the  acquisition,  the  Registrant  will  issue 10.0 million newly issued shares of its common stock and options to acquire 30.0 million shares of common stock at an exercise price of $0.04 per share. The Registrant anticipates that both the split-off and the merger will qualify for tax-free treatment under the Internal Revenue Code. The acquisition will be effected by a mutually agreeable definitive agreement containing customary representations and warranties by Aduddell and its shareholder, customary covenants on behalf of both parties, and a restructuring agreement addressing the separation of Aduddell's operating and non-operating assets in the split-off. As a result of this transaction, Aduddell will become a wholly-owned subsidiary of the Registrant.

     Aduddell is a recognized national leader in the commercial and industrial roofing and re-roofing businesses. Founded in 1976 and incorporated in 1986, the profitable company has grown by penetrating national accounts such as Graybar Electric, Smurfit-Stone, General Motors, Ford Motor Company, Aramark, Albertson's, Embassy Suites, Hyatt, JC Penney, Marriott, Wyndham Hotels and Tishman Speyer. Aduddell focuses primarily on re-roofing projects where it can more easily control costs and thereby derive higher profits. Aduddell has historically performed complex work required to be completed within a short time frame, such as for hotels that have suffered severe hurricane damage.

     In 2001, Aduddell's audited financials realized sales of $13.3 million. Under a recently implemented re-engineering plan, Aduddell is targeting enhanced profit performance resulting from a combination of revenue- enhancing programs and cost-cutting initiatives.

     On August 8, 2002 the Registrant announced that the company's Board of Directors has elected Ron Carte as Chairman of the company in addition to his position as CEO. The current Chairman Tim Aduddell remains as a Board member.

     Mr. Carte has almost 40 years of extensive experience in banking and business development. He has served as the former President and CEO of First Oklahoma Bank and Trust, and was the former Chairman and founder of Edmond Bank and Trust. He has also been very active in civic and community affairs, having served as City Treasurer for the City of Edmond, and President of the Board of Education for the City of Edmond. Former President of Chamber of Commerce for the City of Edmond. Mr. Carte is also a former Board member of the American Bankers Association and Oklahoma Bankers Association.

  ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          Not Applicable.

ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

          a. Financial Statements of business Acquired will be filed by amendment within the required time allotted by law.

          b. Pro Forma Financial Information will be included in the Amendment within the required time allotted by law.

          c.   Exhibits:

               Exhibit  No.   Document  Description

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                      2       Letter Agreement - re: Acquisition of Aduddell
                              Proofing date August 7, 2002.

                      3 Articles of Amendment to Articles of incorporation (Profit) Colorado Form 201 re: Change of name from Zenex Telecom to Zenex International, Inc. dated August 2, 2002, filed August 6, 2002.

                     99       Press Release re: Change of Name

                     99.1     Press Release re: Binding Letter of Intent

                     99.2     Press Release re: New Chairman

ITEM  8.  CHANGE  IN  FISCAL  YEAR.

          Not applicable.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 14, 2002                            Zenex International, Inc.
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                                                   (Registrant)

                                                    /s/  Ron Carte
                                                   ----------------------------
                                                     Ron Carte, President, CEO
                                                     and Chairman of the Board